UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2009

Switch & Data Facilities Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33302	59-3641081
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1715 North Westshore Boulevard, Suite 650

Tampa, FL 33607

(813) 207-7700

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 21, 2009, Switch & Data Facilities Company, Inc. (“Switch and Data”), along with certain of its subsidiaries, completed a settlement agreement with certain persons who had filed a lawsuit in the United States District Court for the Eastern District of Wisconsin styled 625 Milwaukee LLC et al v. Switch & Data Facilities Company LLC et al., Case Number 2:06-cv-727 (the “Settlement Agreement”). In the lawsuit (which was previously described in our Registration Statement on Form S-1, our Annual Reports on Form 10-K and each of our Quarterly Reports on Form 10-Q), the Plaintiffs advanced claims in connection with an alleged failure by the Company or its subsidiary to execute a lease in October 2000 for a building in Milwaukee, Wisconsin, and sought damages totaling approximately $4.6 million. Pursuant to the Settlement Agreement, and in exchange for the execution of mutual full and general releases of all claims which were raised or could have been raised in the referenced matter and a dismissal of the lawsuit with prejudice, Switch and Data paid the sum of $850 thousand to the Plaintiffs.

A copy of the Settlement Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Switch & Data Facilities Company, Inc.

May 21, 2009	By:	/s/ George Pollock, Jr.
Senior Vice President and Chief Financial Officer

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Settlement Agreement - 625 Milwaukee LLC et al v. Switch & Data Facilities Company LLC et al.